Exhibit 99.1

Xometry Reports Record Second Quarter 2025 Results

•
Q2 revenue increased 23% year-over-year to a record $163 million driven by robust marketplace growth.
•
Q2 marketplace revenue increased 26% year-over-year driven by strong enterprise growth and expanding networks of buyers and suppliers.
•
Q2 gross profit increased 23% year-over-year to a record $65.2 million, or 40.1% of revenue driven by record marketplace gross margin of 35.4%.
•
Q2 Adjusted EBITDA improved $6.6 million year-over-year to Adjusted EBITDA of $3.9 million driven by expanding marketplace gross margin and strong operating expense leverage.
•
Strong operating results are driven by consistent execution across growth initiatives: expanding buyer and supplier networks; driving deeper enterprise engagement; further expanding the marketplace platform; growing internationally and enhancing supplier services.

NORTH BETHESDA, MD., August 5, 2025 /Globe Newswire/-- Xometry, Inc. (NASDAQ: XMTR), the global AI-powered marketplace connecting buyers with suppliers of manufacturing services, today announced financial results for the second quarter ended June 30, 2025.

“We delivered strong performance across the board this quarter,” said Randy Altschuler, CEO at Xometry. "The record results reflect investments we’ve made in platform innovation, enterprise initiatives and network expansion – key drivers that position Xometry for sustainable, long-term growth. We expect continued growth momentum as we gain share in our large fragmented market.”

“In Q2, we generated record revenue, significant marketplace gross margin expansion and strong operating leverage. Our Adjusted EBITDA improved by $6.6 million year-over-year to $3.9 million,” said James Miln, CFO at Xometry. “As we scale to $1 billion of revenue, we expect to deliver improving profitability even as we continue to invest in our growth initiatives.”

Second Quarter 2025 Financial Highlights

•
Marketplace revenue for the second quarter of 2025 was $148 million, an increase of 26% year-over-year.
•
Marketplace Active Buyers increased 22% from 61,530 as of June 30, 2024 to 74,777 as of June 30, 2025.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 15% from 1,436 as of June 30, 2024 to 1,653 as of June 30, 2025.
•
Supplier services revenue for the second quarter of 2025 was $14.3 million, a decrease of 6% year-over-year.
•
Net loss attributable to common stockholders for the second quarter of 2025 was $26.4 million. This includes a $16.4 million non-recurring loss on debt extinguishment.
•
Adjusted EBITDA for the second quarter of 2025 was a profit of $3.9 million, reflecting an improvement of $6.6 million year-over-year.
•
Non-GAAP net income for the second quarter of 2025 was $4.7 million, as compared to a Non-GAAP net loss of $0.6 million in the second quarter of 2024.
•
Cash, cash equivalents and marketable securities were $226 million as of June 30, 2025.

Business highlights since Xometry's last earnings announcement include:

•
Completed convertible debt refinancing and closing of $250 million of new 0.75% convertible notes due 2030.The transaction addressed over $200 million principal amount that had 2027 maturities, providing financial flexibility to focus on our growth initiatives and margin expansion. Purchased a capped call hedge with a cap price initially at $63.35, which represents a 75% premium over the market price on the transaction date.
•
Xometry EU launched Teamspace in Europe, the UK and Turkey. Teamspace is a cloud-based solution within the Xometry platform that enables customers to collaborate with their colleagues on projects and custom part orders. This global expansion enables Xometry to drive deeper enterprise engagement and enhance viral buyer growth within a company.
•
Xometry EU launched integration capabilities for enterprise customers to streamline procurement. This feature enables buyers to order custom parts directly from the Xometry site while still within the buyer's procurement platform - streamlining the purchasing process, reducing errors, and improving efficiency by automating data transfer between systems.
•
In North America Xometry introduced a new AI feature on the marketplace to accelerate our initiative to instantly quote technical drawings. This feature automates the extraction of information from technical drawings to help drive more accurate quoting and supplier selection.
•
Thomasnet announced its partnership with NSF, a recognized global leader in public health and safety certification, to become the preferred certification body for its digital industrial sourcing platform. Suppliers listed on Thomasnet will have the opportunity to earn certifications, including management system certifications, from NSF’s wide-ranging portfolio of services. NSF will also promote Thomasnet as a platform for manufacturing businesses to reach new audiences.

Financial Summary

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change

Consolidated
Revenue	$162,547	$132,595	23%	$313,518	$255,285	23%
Gross profit	65,176	52,877	23%	121,507	100,779	21%
Net loss attributable to common stockholders	(26,434)	(13,697)	(93)%	(41,512)	(30,313)	(37)%
EPS, basic and diluted, of Class A and Class B common stock	(0.52)	(0.28)	(86)%	(0.82)	(0.62)	(32)%
Adjusted EBITDA(1)	3,926	(2,634)	249%	4,004	(10,093)	140%
Non-GAAP net income (loss)(1)	4,681	(606)	872%	5,509	(6,348)	187%
Non-GAAP EPS, basic(1), of Class A and Class B common stock	0.09	(0.01)	1000%	0.11	(0.13)	185%
Non-GAAP EPS, diluted(1), of Class A and Class B common stock	0.09	(0.01)	1000%	0.10	(0.13)	177%

Marketplace
Revenue	$148,223	$117,287	26%	$284,576	$224,473	27%
Cost of revenue	95,759	78,024	23%	188,805	150,931	25%
Gross Profit	$52,464	$39,263	34%	$95,771	$73,542	30%
Gross Margin	35.4%	33.5%	1.9%	33.7%	32.8%	0.9%

Supplier services
Revenue	$14,324	$15,308	(6)%	$28,942	$30,812	(6)%
Cost of revenue	1,612	1,694	(5)%	3,206	3,575	(10)%
Gross Profit	$12,712	$13,614	(7)%	$25,736	$27,237	(6)%
Gross Margin	88.7%	88.9%	(0.2)%	88.9%	88.4%	0.5%

(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of June 30,
	2025	2024	% Change

Active Buyers(3)	74,777	61,530	22%
Percentage of Revenue from Existing Accounts(3)	98%	96%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,653	1,436	15%

(2)
These key operating metrics are for Marketplace and Supplier Services. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers, Accounts with Last Twelve-Months Spend of at Least $50,000 and Percentage of Revenue from Existing Accounts is presented for the quarters ended June 30, 2025 and 2024.

Financial Guidance and Outlook:

	Q3 2025
	(in millions)
	Low	High
Revenue	$167	$169
Adjusted EBITDA	$4.0	$5.0

•
For Q3 2025, expect revenue of $167-$169 million, representing 18-19% growth year-over-year.

•
For Q3 2025, expect Adjusted EBITDA of approximately $4.0-5.0 million, an improvement from an Adjusted EBITDA loss of $0.6 million in Q3 2024.
•
For the full year 2025, we are raising our marketplace growth outlook from our previous guidance of at least 22% growth to 23-24% growth.
•
We expect supplier services revenue to be down approximately 5% year-over-year.
•
For FY 2025, expect incremental Adjusted EBITDA margin of approximately 21% on a year-over-year basis.

Xometry’s third quarter 2025 and full year 2025 financial outlook is based on a number of assumptions that are subject to change and many of which are outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to certain charges excluded from this non-GAAP measure, including interest and dividend income, benefit for income taxes, charitable contributions of common stock and impairment of assets. Xometry expects the variability of these items could have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP Earnings Per Share basic and diluted, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies on our platform.

Supplier service revenue: includes the sales of marketing and advertising services and, to a lesser extent, financial service products and SaaS-based solutions.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or tools and materials. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, benefit for income taxes, stock-based compensation, payroll tax expense related to stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, restructuring charges and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP net income (loss): The Company defines non-GAAP net income (loss) as net loss adjusted for depreciation and amortization, stock-based compensation, payroll tax expense related to stock-based compensation, amortization of lease intangible, amortization of deferred costs on convertible notes, gain on sale of property and equipment, charitable contributions of common stock, lease termination, restructuring charges, loss on debt extinguishment and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net income (loss) divided by weighted average number of basic or dilutive shares of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP EPS, basic and diluted, provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ: XMTR) AI-powered marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and streamlines the procurement process for buyers through real-time pricing and lead time data. Learn more at xometry.com and xometry.eu.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on August 5, 2025. In addition to its press release announcing its second quarter 2025 financial results, Xometry will release an earnings presentation, which will be available on its investor website at investors.xometry.com.

Xometry, Inc. Second Quarter 2025 Earnings Presentation and Conference Call

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Tuesday, August 5, 2025
•
8:30 a.m. Eastern / 5:30 a.m. Pacific
•
To access the webcast use the following link: https://register-conf.media-server.com/register
•
You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the third quarter of 2025 and the full year 2025; our expectations regarding our growth; and statements regarding our strategies, initiatives, products and platform capabilities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as fluctuations in inflation and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Lauran Cacciatori VP Communications 773-610-0806 lauran.cacciatori@xometry.com

Xometry, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$16,751	$22,232
Marketable securities	209,041	217,603
Accounts receivable, less allowance for credit losses of $4.8 million and $4.9 million as of June 30, 2025 and December 31, 2024, respectively	86,877	73,962
Inventory	4,634	3,915
Prepaid expenses	5,117	4,954
Other current assets	6,090	4,874
Total current assets	328,510	327,540
Property and equipment, net	51,192	44,825
Operating lease right-of-use assets	6,475	8,462
Investment in unconsolidated joint venture	4,089	4,065
Intangible assets, net	30,350	32,139
Goodwill	263,771	262,686
Other assets	2,654	412
Total assets	$687,041	$680,129
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued cost of revenue	$41,985	$35,023
Other accrued expenses	26,782	24,401
Contract liabilities	10,205	7,948
Income taxes payable	871	979
Operating lease liabilities, current portion	4,182	6,436
Total current liabilities	84,025	74,787
Convertible notes	326,390	283,628
Operating lease liabilities, net of current portion	4,350	5,072
Deferred income taxes	206	229
Other liabilities	549	817
Total liabilities	415,520	364,533
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 49,107,080 shares and 48,289,274 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 1,475,311 shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	685,986	685,054
Treasury stock, at cost, 220,994 and no shares as of June 30, 2025 and December 31, 2024, respectively	(8,080)	—
Accumulated other comprehensive income (loss)	4,281	(328)
Accumulated deficit	(411,785)	(370,273)
Total stockholders’ equity	270,402	314,453
Noncontrolling interest	1,119	1,143
Total equity	271,521	315,596
Total liabilities and stockholders’ equity	$687,041	$680,129

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue	$162,547	$132,595	$313,518	$255,285
Cost of revenue	97,371	79,718	192,011	154,506
Gross profit	65,176	52,877	121,507	100,779
Sales and marketing	29,781	27,487	56,216	54,687
Operations and support	17,732	14,173	34,822	28,220
Product development	11,008	10,018	22,179	19,608
General and administrative	16,945	16,488	33,971	31,410
Total operating expenses	75,466	68,166	147,188	133,925
Loss from operations	(10,290)	(15,289)	(25,681)	(33,146)
Other (expenses) income
Interest expense	(1,182)	(1,188)	(2,370)	(2,377)
Interest and dividend income	2,174	2,762	4,451	5,494
Other expenses	(17,365)	(233)	(18,245)	(620)
Income from unconsolidated joint venture	218	234	324	331
Total other (expenses) income	(16,155)	1,575	(15,840)	2,828
Loss before income taxes	(26,445)	(13,714)	(41,521)	(30,318)
Benefit for income taxes	8	10	8	10
Net loss	(26,437)	(13,704)	(41,513)	(30,308)
Net (loss) income attributable to noncontrolling interest	(3)	(7)	(1)	5
Net loss attributable to common stockholders	$(26,434)	$(13,697)	$(41,512)	$(30,313)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.52)	$(0.28)	$(0.82)	$(0.62)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	50,699,914	48,840,100	50,518,492	48,709,040

Net loss	$(26,437)	$(13,704)	$(41,513)	$(30,308)
Comprehensive income (loss):
Foreign currency translation	3,066	92	4,586	(365)
Total other comprehensive income (loss)	3,066	92	4,586	(365)
Comprehensive loss	(23,371)	(13,612)	(36,927)	(30,673)
Comprehensive (loss) income attributable to noncontrolling interest	(13)	2	(24)	31
Total comprehensive loss attributable to common stockholders	$(23,358)	$(13,614)	$(36,903)	$(30,704)

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(41,513)	$(30,308)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,741	6,409
Reduction in carrying amount of right-of-use asset	2,212	2,202
Lease termination	(30)	—
Stock-based compensation	15,237	14,161
Revaluation of contingent consideration	—	137
Income from unconsolidated joint venture	(90)	(42)
Donation of common stock	1,130	657
Loss on debt extinguishment	16,430	—
Gain on sale of property and equipment	—	(23)
Amortization of deferred costs on convertible notes	937	930
Deferred tax benefit	(23)	(15)
Changes in other assets and liabilities:
Accounts receivable, net	(13,505)	(1,293)
Inventory	(572)	(33)
Prepaid expenses	(118)	(495)
Other assets	(59)	2,593
Accounts payable and accrued cost of revenue	6,361	(14,428)
Other accrued expenses	1,994	1,519
Contract liabilities	2,050	1,719
Lease liabilities	(3,170)	(3,371)
Other liabilities	(22)	—
Income taxes payable	(108)	(1,154)
Net cash used in operating activities	(4,118)	(20,835)
Cash flows from investing activities:
Purchases of marketable securities	(4,438)	(13,481)
Proceeds from sale of marketable securities	13,000	10,000
Purchases of property and equipment	(12,462)	(8,750)
Distributions in excess of earnings	66	12
Proceeds from sale of property and equipment	—	79
Net cash used in investing activities	(3,834)	(12,140)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	250,000	—
Costs incurred in connection with issuance of convertible notes	(7,822)	—
Payments for repurchase of convertible notes	(215,992)	—
Purchase of capped calls	(17,475)	—
Purchase of treasury stock	(8,080)	—
Proceeds from stock options exercised	1,415	1,795
Net cash provided by financing activities	2,046	1,795
Effect of foreign currency translation on cash and cash equivalents	425	(173)
Net decrease in cash and cash equivalents	(5,481)	(31,353)
Cash and cash equivalents at beginning of the period	22,232	53,424
Cash and cash equivalents at end of the period	$16,751	$22,071
Supplemental cash flow information:
Cash paid for interest	$2,171	$1,438
Non-cash investing and financing activities:
Non-cash purchase of property and equipment	61	66
Non-cash consideration in connection with business combination	625	—
Non-cash costs incurred in connection with the issuance of convertible notes	791	—

Xometry, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted EBITDA:
Net loss	$(26,437)	$(13,704)	$(41,513)	$(30,308)
Add (deduct):
Interest expense, interest and dividend income and other expenses(1)	16,373	(1,341)	16,164	(2,497)
Depreciation and amortization(2)	4,495	3,256	8,741	6,409
Amortization of lease intangible	180	180	360	360
Benefit for income taxes	(8)	(10)	(8)	(10)
Stock-based compensation(3)	7,895	8,125	15,237	14,161
Payroll tax expense related to stock-based compensation	261	780	1,734	780
Acquisition and other(4)	676	—	927	686
Charitable contribution of common stock	614	314	1,130	657
Income from unconsolidated joint venture	(218)	(234)	(324)	(331)
Restructuring charges(5)	95	—	1,556	—
Adjusted EBITDA	$3,926	$(2,634)	$4,004	$(10,093)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP Net Income (Loss):
Net loss	$(26,437)	$(13,704)	$(41,513)	$(30,308)
Add (deduct):
Depreciation and amortization(2)	4,495	3,256	8,741	6,409
Stock-based compensation (3)	7,895	8,125	15,237	14,161
Payroll tax expense related to stock-based compensation	261	780	1,734	780
Amortization of lease intangible	180	180	360	360
Amortization of deferred costs on convertible notes	472	466	937	930
Acquisition and other(4)	676	—	927	686
Gain on sale of property and equipment	—	(23)	—	(23)
Charitable contribution of common stock	614	314	1,130	657
Lease termination(6)	—	—	(30)	—
Restructuring charges(5)	95	—	1,556	—
Loss on debt extinguishment	16,430	—	16,430	—
Non-GAAP Net Income (Loss)	$4,681	$(606)	$5,509	$(6,348)

Adjustments to numerator	$74	$—	$—	$—
Weighted-average number of shares outstanding used to compute Non-GAAP Net Income (Loss) per share, basic and diluted, of Class A and Class B common stock	50,699,914	48,840,100	50,518,492	48,709,040
Non-GAAP weighted-average effect of potentially dilutive Class A common stock	3,447,896	-	2,365,302	-
Non-GAAP weighted-average shares used to compute Non-GAAP Net Income (Loss) per share, diluted	54,147,810	48,840,100	52,883,794	48,709,040

EPS, basic and diluted, of Class A and Class B common stock	$(0.52)	$(0.28)	$(0.82)	$(0.62)
Non-GAAP EPS basic, of Class A and Class B common stock	$0.09	$(0.01)	$0.11	$(0.13)
Non-GAAP EPS diluted, of Class A and Class B common stock	$0.09	$(0.01)	$0.10	$(0.13)

(1)
Other expenses includes loss on debt extinguishment.
(2)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(3)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(4)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.
(5)
Costs associated with the 2025 reduction in workforce.
(6)
Amount is recorded in general and administrative.

Xometry, Inc. and Subsidiaries

Reconciliation of GAAP EPS to Non-GAAP EPS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP EPS:
GAAP EPS, diluted, of Class A and Class B common stock	$(0.52)	$(0.28)	$(0.82)	$(0.62)
Non-GAAP effect of potentially dilutive Class A common stock	0.05	—	0.02	—
Add (deduct):
Depreciation and amortization	0.08	0.07	0.17	0.13
Stock-based compensation	0.15	0.16	0.29	0.30
Payroll tax expense related to stock-based compensation	—	0.02	0.03	0.02
Amortization of lease intangible	—	—	0.01	0.01
Amortization of deferred costs on convertible notes	0.01	0.01	0.02	0.02
Acquisition and other	0.01	—	0.02	—
Gain on sale of property and equipment	—	—	—	(0.01)
Charitable contribution of common stock	0.01	0.01	0.02	0.01
Restructuring charges	—	—	0.03	—
Loss on debt extinguishment	0.30	—	0.31	0.01
Non-GAAP EPS, diluted, of Class A and Class B common stock	$0.09	$(0.01)	$0.10	$(0.13)

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Segment Revenue:
U.S.	$135,733	$112,166	$263,553	$215,529
International	26,814	20,429	49,965	39,756
Total revenue	$162,547	$132,595	$313,518	$255,285

Segment Cost of Revenue:
U.S.	$80,968	$67,036	$160,908	$129,966
International	16,403	12,682	31,103	24,540
Total cost of revenue	$97,371	$79,718	$192,011	$154,506

Segment Adjusted EBITDA:
U.S.	$6,875	$246	$9,885	$(5,235)
International	(2,949)	(2,880)	(5,881)	(4,858)
Total Adjusted EBITDA	$3,926	$(2,634)	$4,004	$(10,093)

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Summary of Stock-based Compensation Expense and Payroll Taxes Related to Stock-based Compensation Expense
Sales and marketing	$2,256	$2,567	$4,639	$4,087
Operations and support	2,758	2,492	5,737	4,584
Product development	1,812	2,088	3,828	3,504
General and administrative	1,330	1,758	2,767	2,766
Total stock-based compensation expense and payroll taxes related to stock-based compensation	$8,156	$8,905	$16,971	$14,941

Summary of Depreciation and Amortization Expense
Cost of revenue	$185	$181	$366	$366
Sales and marketing	792	796	1,586	1,593
Operations and support	43	37	82	73
Product development	3,144	2,017	6,137	3,930
General and administrative	331	225	570	447
Total depreciation and amortization expense	$4,495	$3,256	$8,741	$6,409

Summary of Restructuring Charges
Sales and marketing	$4	$-	$89	$-
Operations and support	137	-	826	-
Product development	(35)	-	499	-
General and administrative	(11)	-	142	-
Total restructuring charges	$95	$-	$1,556	$-